UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 24, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Aug '04	Sep '04	Oct '04
Process Management	+10 to +15	+5 to +10	+5 to +10
Industrial Automation	+15 to +20	+15 to +20	+10 to +15
Network Power	+10	+5	+5 to +10
Climate Technologies	+10	0 to +5	-5 to 0
Appliance and Tools	+15	+5 to +10	+5 to +10
Total Emerson	+10 to +15	+5 to +10	+5 to +10

October ‘04 Order Comments:

Solid orders continued across the company with favorable currency exchange rates contributing approximately 2.5 to 3 percentage points of the total +5% to +10% increase.

Process Management experienced continued increases despite tougher prior year comparisons, with solid orders in measurement and analytical instruments and valves, and with strength in emerging markets.

Orders in Industrial Automation were strong across nearly all businesses led by continued capital spending and industrial demand in North America and Asia.

Orders in Network Power improved despite tougher prior year comparisons, with strength in the systems business and strength in Asia along with solid demand in North America and Latin America.

Climate Technologies orders continue to be impacted by inventory reductions in the U.S. residential air conditioning market and tougher prior year comparisons.

Orders in the Appliance and Tools segment were helped by strong demand in the storage business. Results in the motors, appliance, and tools businesses were mixed.

Upcoming Investor Events

January 27, 2005 – Emerson’s Annual Investment Community Update
          Location: New York City
          Presentation and Web-cast: Access to the Web-cast and presentations will be available in the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial at the time of the event.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 24, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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